UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 14, 2016 (March 14, 2016)

Date of Report (Date of earliest event reported):

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-8472 (Commission File No.)	94-1109521 (IRS Employer Identification No.)
Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238 (Address of Principal Executive Offices and Zip Code)
(203) 969-0666 Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a) The Audit Committee of the Board of Directors of Hexcel Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  On March 14, 2016, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as auditors for the Company, effective immediately, and thereby dismissed PricewaterhouseCoopers LLP (“PwC”) from that role.

The audit reports of PwC on the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and December 31, 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company's fiscal years ended December 31, 2015 and December 31, 2014 and through March 14, 2016, there were no: (i) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years, or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosure it is making in this Current Report on Form 8-K and requested from PwC a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of PwC’s letter dated March 16, 2016 is attached as Exhibit 16.1.

(b)During the fiscal years ended December 31, 2015 and December 31, 2014 and through March 14, 2016, neither the Company nor anyone on the Company's behalf consulted EY regarding any of the matters referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter of PricewaterhouseCoopers LLP dated March 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
Date: March 16, 2016	By:	/s/ Kimberly A. Hendricks Name: Kimberly A. Hendricks Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit 16.1	Letter of PricewaterhouseCoopers LLP dated March 16, 2016